EXHIBIT 10.1

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the “Agreement”) is entered into as of August 22, 2012, by and between WESTPORT OFFICE PARK, LLC, a California limited liability company (“Landlord”), and IMPERVA, INC., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A. Landlord and Tenant are parties to that certain Lease Agreement dated February 12, 2008, as amended by a First Amendment to Lease dated February 12, 2010 and a Second Amendment to Lease (the “Second Amendment”) dated May 16, 2012 (the “Original Lease”), of certain premises (the “Premises”) more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease. As used herein, the term “Lease” means the Original Lease as amended by this Agreement.

B. Landlord and Tenant desire to amend the Original Lease to correct the area of the Expansion Space and make other modifications on the terms and conditions provided herein.

IT IS THEREFORE, agreed as follows:

1. The definition of the Expansion Space in Section 1 of the Second Amendment is hereby amended to reduce the area from 24,990 rentable square feet to 24,888 rentable square feet.

2. Tenant’s Building Percentage with respect to the 3200 Bridge Building specified in Section 2.2 of the Second Amendment is hereby decreased from 50.17% to 49.96%.

3. The rent schedule in Section 2.3 of the Section Amendment is hereby amended in its entirety to read as follows:

“Period*	Annual Base Rate	Monthly Base Rate
01 - 12	$746,640.00	$62,220.00
13 - 24	$770,532.48	$64,211.04
25 - 36	$794,424.96	$66,202.08
37 - 48	$818,317.44	$68,193.12
49 - New Expiration Date	$842,209.92	$70,184.16”

4. The Tenant Improvement Allowance specified in Section 3.1 of the Second Amendment is hereby decreased from $299,888.00 to $298,656.00.

5. Exhibit “B-2” to the Second Amendment is hereby deleted and replaced with the new Exhibit “B-2” attached hereto.

6. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement, other than Cassidy Turley (“Landlord’s Broker”) and CBRE, Inc. and Cassidy Turley (“Tenant’s Broker”). Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker, agent, finder or similar person other than Landlord’s Broker and Tenant’s Broker. Nothing in this Agreement shall impose any obligation on Landlord to pay a commission or fee to any party.

7. As additional consideration for this Agreement, Tenant hereby certifies that Tenant’s representations and warranties in Section 53.1 of the Original Lease are true and correct.

8. Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto. This Agreement and the attached exhibits, which are hereby incorporated into and made a part of this Agreement, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Original Lease, unless specifically set forth in this Agreement. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord. In the case of any inconsistency between the provisions of the Original Lease and this Agreement, the provisions of this Agreement shall govern and control. Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Agreement until Landlord has executed and delivered the same to Tenant.

9. Effective as of the date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this Agreement.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

Landlord:

WESTPORT OFFICE PARK, LLC, a
California limited liability company

By:	The Prudential Insurance Company of America, a New Jersey corporation, its member

	By:	/s/ Kristin Paul

Kristin Paul, Vice President
[Printed Name and Title]

Tenant:

IMPERVA, INC., a Delaware corporation

By:	/s/ Terry Schmid

	Its:	Chief Financial Officer

By:

Its:

EXHIBIT B-2

EXPANSION SPACE

[Layout of expansion space]

Exhibit B-2